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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 4, 2000, except as to Notes 1 and 9, for which the date is April 17, 2000, in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-30896) and related Prospectus of ViroLogic, Inc. for the registration of 5,750,000 shares of its common stock.

                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
April 17, 2000